AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2017.

Registration No. 333-197476
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERGY 11, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1311	46-3070515
(State or other jurisdiction of incorporation)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

120 W 3rd Street Suite 220 Fort Worth, Texas 76102 (817) 882-9192
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David S. McKenney
Chief Financial Officer
Energy 11 GP, LLC
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Nelson
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
(713) 547-2084

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an  emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Smaller reporting company ☐
Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (Registration No. 333-197476) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF UNITS

In accordance with the undertaking of Energy 11, L.P. (the “Partnership”) set forth in its registration statement on Form S-1 (File No. 333-197476) declared effective May 17, 2016 (the “Registration Statement”), the Partnership is filing this Post-Effective Amendment No. 6 to the Registration Statement to deregister 81,283,852 common units that remain unsold under the Registration Statement at the termination of its public offering. Pursuant to the Registration Statement, the Partnership registered up to 100,263,158 common units intended to be sold to the public in continuation of its best-efforts offering, which originally commenced when the Partnership’s initial registration statement with respect to the offering was declared effective on January 22, 2015 (the “Initial Registration Statement”).  Effective April 24, 2017, the Partnership concluded its best-efforts offering and ceased offering common units under the Registration Statement. As of the close of business on April 24, 2017, the Partnership, together with its Initial Registration Statement and all subsequent amendments thereto, sold a total of 18,979,306 common units for aggregate gross offering proceeds of approximately $374,322,962.

By filing this Post-Effective Amendment No. 6 to the Registration Statement, the Partnership hereby deregisters the 81,283,852 common units that remain unsold under the Registration Statement at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on April 25, 2017.

ENERGY 11, L.P. By: Energy 11 GP, LLC, its General Partner
By:	/s/ David S. McKenney
David S. McKenney
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title with General Partner	Date

*	Director, Chief Executive Officer	April 25, 2017
Glade M. Knight	(principal executive officer)

/s/ David S. McKenney	Director, Chief Financial Officer	April 25, 2017
David S. McKenney	(principal financial and accounting officer)

*	Director, Co-Chief Operating Officer	April 25, 2017
Anthony F. Keating III

*	Director, Co-Chief Operating Officer	April 25, 2017
Michael J. Mallick

* By: /s/ David S. McKenney Name: David S. McKenney As Attorney in Fact